Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for Second Quarter of Fiscal 2010
Continuing strength in product sales drives record revenue, up 8 percent sequentially, 34 percent year over year
SEATTLE, WA—April 21, 2010—For the second quarter of fiscal 2010, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $206.1 million, up 7.8 percent from $191.2 million in the prior quarter and 33.7 percent from $154.1 million in the second quarter of fiscal 2009.
GAAP net income was $33.1 million ($0.41 per diluted share), compared to $29.3 million ($0.36 per diluted share) in the prior quarter and $19.0 million ($0.24 per diluted share) in the second quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $45.2 million ($0.56 per diluted share), compared to $41.4 million ($0.52 per diluted share) in the prior quarter and $30.3 million ($0.38 per diluted share) in the second quarter of fiscal 2009.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“Demand for our BIG-IP family of application delivery controllers continued to strengthen in the second quarter,” said John McAdam, F5 president and chief executive officer. “Total product revenue increased 9 percent compared to the prior quarter and 38 percent year-over-year. Revenues were up sequentially across all regions. Revenue from EMEA and the Americas grew 37 percent and 40 percent respectively on a year-over-year basis.”
Reflecting both the high number of service maintenance contracts generated by new product sales and the high renewal rate on existing maintenance contracts, deferred revenue increased to $226.5 million, up 7 percent from the prior quarter and 41 percent from the second quarter a year ago.

As a result of continued strong revenue growth and stable gross margins, the company was able to add 80 employees in the second quarter while increasing its non-GAAP operating margin to just over 32 percent.
During the second quarter, the company generated $78 million in cash from operations. After repurchasing 364,958 shares of its outstanding common stock the company ended the quarter with $712 million in cash and investments.
“Looking out to the second half of fiscal 2010, we continue to see strong demand for our products as the economy recovers and customers look to enhance their productivity and competitiveness by leveraging technologies that require more intelligence and greater control in their networks,” McAdam said.
For the current quarter, ending on June 30, management has set a revenue goal of $214 million to $219 million with a GAAP earnings target of $0.42 to $0.44 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.57 to $0.59 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	June 30, 2010
Reconciliation of Expected Non-GAAP Third Quarter Earnings	Low	High

Net income	$33.8	$35.5
Stock-based compensation expense, net of tax	$12.5	$12.5

Non-GAAP net income excluding stock-based compensation expense	$46.3	$48.0

Net income per share — diluted	$0.42	$0.44

Non-GAAP net income per share — diluted	$0.57	$0.59

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.

Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.

Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
# # #

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$148,524	$110,837
Short-term investments	236,725	206,291
Accounts receivable, net of allowances of $4,623 and $3,651	89,385	106,973
Inventories	16,472	13,819
Deferred tax assets	8,049	8,010
Other current assets	26,668	22,252

Total current assets	525,823	468,182

Restricted cash	2,748	2,729
Property and equipment, net	37,058	39,371
Long-term investments	326,444	257,294
Deferred tax assets	42,386	49,018
Goodwill	233,526	231,883
Other assets, net	19,125	20,168

Total assets	$1,187,110	$1,068,645

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$11,733	$18,891
Accrued liabilities	47,410	53,232
Deferred revenue	179,257	150,891

Total current liabilities	238,400	223,014

Other long-term liabilities	13,905	14,373
Deferred revenue, long-term	47,229	32,238

Total long-term liabilities	61,134	46,611

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,482 and 78,325 shares issued and outstanding	490,176	462,786
Accumulated other comprehensive loss	(3,594)	(2,337)
Retained earnings	400,994	338,571

Total shareholders’ equity	887,576	799,020

Total liabilities and shareholders’ equity	$1,187,110	$1,068,645

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net revenues
Products	$129,559	$94,135	$248,777	$202,030
Services	76,509	60,014	148,447	117,688

Total	206,068	154,149	397,224	319,718

Cost of net revenues (1)
Products	27,419	25,037	53,461	48,960
Services	13,997	11,545	27,084	23,645

Total	41,416	36,582	80,545	72,605

Gross Profit	164,652	117,567	316,679	247,113

Operating expenses (1)
Sales and marketing	69,644	51,933	135,286	111,371
Research and development	29,134	25,977	55,854	53,079
General and administrative	16,016	12,055	31,969	27,860
Restructuring charges	—	4,329	—	4,329

Total	114,794	94,294	223,109	196,639

Income from operations	49,858	23,273	93,570	50,474
Other income, net	2,291	2,136	3,996	5,015

Income before income taxes	52,149	25,409	97,566	55,489
Provision for income taxes (1)	19,005	6,423	35,143	15,080

Net Income	$33,144	$18,986	$62,423	$40,409

Net income per share — basic	$0.42	$0.24	$0.79	$0.51

Weighted average shares — basic	79,394	78,925	79,147	79,133

Net income per share — diluted	$0.41	$0.24	$0.77	$0.51

Weighted average shares — diluted	80,737	79,570	80,630	79,920

Non-GAAP Financial Measures

Net income as reported	$33,144	$18,986	$62,423	$40,409
Stock-based compensation expense, net of tax (4)	12,038	7,430	24,168	18,337
Restructuring charges, net of tax (2)	—	2,957	—	2,957
Legal settlement, net of tax (3)	—	913	—	913

Net income excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP)	$45,182	$30,286	$86,591	$62,616

Net income per share excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP) — diluted	$0.56	$0.38	$1.07	$0.78

Weighted average shares — diluted	80,737	79,570	80,630	79,920

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,685	$1,250	$3,284	$2,469
Sales and marketing	6,377	5,416	13,094	11,383
Research and development	4,579	4,096	9,448	8,382
General and administrative	3,880	2,495	7,759	5,936
Tax effect of stock-based compensation	(4,483)	(5,827)	(9,417)	(9,833)

	$12,038	$7,430	$24,168	$18,337

(2) Includes restructuring charges as follows:
Loss on facility exit	$—	$2,194	$—	$2,194
Restructuring charges	—	2,135	—	2,135
Tax effect of loss on facility exit and restructuring charges	—	(1,372)	—	(1,372)

	$—	$2,957	$—	$2,957

(3) Includes legal settlement as follows:
Legal settlement	$—	$1,337	$—	$1,337
Tax effect of legal settlement	—	(424)	—	(424)

	$—	$913	$—	$913

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2010	2009
Operating activities
Net income	$62,423	$40,409
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(13)	13
Stock-based compensation	33,585	28,170
Provisions for doubtful accounts and sales returns	1,257	2,889
Depreciation and amortization	12,088	14,188
Deferred income taxes	5,340	975
Loss (gain) on auction rate securities put option	19	(4,177)
(Gain) loss on trading auction rate securities	(19)	4,177
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	16,331	4,101
Inventories	(2,653)	(4,888)
Other current assets	(4,481)	(7,066)
Other assets	(2,038)	105
Accounts payable and accrued liabilities	(13,283)	2,755
Deferred revenue	43,356	15,475

Net cash provided by operating activities	151,912	97,126

Investing activities
Purchases of investments	(331,410)	(166,610)
Maturities of investments	230,595	163,041
Investment of restricted cash	(22)	22
Acquisition of intangible assets	—	(704)
Purchases of property and equipment	(6,840)	(6,457)

Net cash used in investing activities	(107,677)	(10,708)

Financing activities
Tax benefit (loss) from nonqualified stock options	9,700	(3,002)
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	19,149	5,884
Repurchase of common stock	(35,000)	(47,437)

Net cash used in financing activities	(6,151)	(44,555)

Net increase in cash and cash equivalents	38,084	41,863
Effect of exchange rate changes on cash and cash equivalents	(397)	(478)
Cash and cash equivalents, beginning of period	110,837	78,303

Cash and cash equivalents, end of period	$148,524	$119,688